EXHIBIT 99.1

Monarch Casino & Resort Announces Management Changes

Chief Operating Officer David Farahi Leaving the Company to Pursue Business Interests
Outside the Gaming and Hospitality Industry

20-Year Gaming and Hospitality Industry Veteran, Michelle Shriver,
Appointed Corporate Vice President of Operations

RENO, Nev., Aug. 24, 2021 (GLOBE NEWSWIRE) -- Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (“Monarch” or the “Company”) announced today that Chief Operating Officer David Farahi plans to leave the Company, effective September 3, 2021, to pursue business interests outside the gaming and hospitality industry. Monarch also announced that Michelle Shriver has joined the Company as Corporate Vice President of Operations. In this role, she will have primary responsibility for the operation of the newly expanded Monarch Casino Resort Spa Black Hawk and will reside in Denver, Colorado. Michelle has been a consultant to the Company since April 2021.

“On behalf of the Board and our entire team, I want to thank David for his 14 years of significant contributions to Monarch, including nine years as Chief Operating Officer,” said John Farahi, Co-Chairman and Chief Executive Officer of Monarch Casino & Resort. “We appreciate David’s commitment and tireless efforts in managing operations during the construction and expansion of our resort in Black Hawk, Colorado, while also leading our Reno operations. David was also instrumental in securing the passage of Amendment 77 in November 2020, which has paved the way for unlimited wagers and a variety of new games for casinos in Colorado.”

David Farahi commented, “I would like to thank Monarch’s Co-Chairmen and Board of Directors for the opportunity to serve as Chief Operating Officer for these past nine years; it has been a tremendous privilege. I am incredibly proud of what our entire team has accomplished together and have every confidence in Monarch’s continued success.”

John Farahi added, “Michelle has a track record of approximately 20 years in the gaming and hospitality industry. She has extensive experience developing a corporate strategy aimed at maximizing revenues and achieving market leadership. As a member of the executive management team of Ameristar Casinos, she was responsible for the operations of all eight of their regional casino resorts. Michelle also oversaw a significant expansion of Ameristar Casino Black Hawk and is very familiar with the Denver area market.

Craig Pleva will continue to lead the experienced and loyal management team in Black Hawk as General Manager. He has been with the Company for over 16 years and has served as General Manager in Black Hawk since July 2014. Prior to relocating to Denver, Craig gained significant marketing and operational experience at our Atlantis Casino Resort Spa in Reno. We are excited to have Craig and Michelle collaborate to further implement our overall operational strategies in our newly expanded Black Hawk resort.”

John Farahi continued, “Looking ahead, Monarch is well positioned to pursue growth opportunities, having assembled a talented and experienced management team. Our balance sheet is among the best in the industry and our track record in operations gives us confidence in our ability to execute our strategic plan.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "plan," "anticipate," "believe," "expect," "seem," "look," "look forward," "positioning," "considering," "future," "will," "confident" and similar references to future periods. Example of forward-looking statements include, among others, statements we make regarding our expected operating and development strategies and management efforts. Actual results and future events and conditions may differ materially from those described in any forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  continuing adverse impacts of the COVID-19 outbreak and any variant thereof ("COVID-19") on our business, construction projects, financial condition and operating results;
  continuing actions by government officials at the federal, state and/or local level with respect to steps to be taken, including, without limitation, temporary or extended shutdowns, travel restrictions, social distancing and shelter-in-place orders, in connection with the COVID-19 outbreak;
  any potential decrease in guest visitations following the pent-up demand caused by COVID-19;
  any adverse impact on the U.S. economy which may result from recurring federal government stimulus efforts to address COVID-19 shutdowns and layoffs, such as inflation;
  our ability to manage guest safety concerns caused by COVID-19;
  our ability to effectively manage and control expenses during temporary or extended shutdown periods;
  impact of temporary or extended shutdowns on our ability to maintain compliance with the terms and conditions of our credit facilities and other material contracts;
  the impacts of inflationary pressures on our operating costs and expenses, as well as our ability to pass cost increases along to our customers;
  changes in laws mandating increases in minimum wages and employee benefits;
  changes in laws and regulations permitting expanded and other forms of gaming in our key markets;
  the effects of local and national economic, credit and capital market conditions on the economy in general and on the gaming industry and our business in particular;
  the effects of labor shortages on our market position, growth and financial results;
  the potential of increases in state and federal taxation to address budgetary and other impacts of the COVID-19 pandemic;
  the potential of increased regulatory and other burdens to address the direct and indirect impacts of COVID-19 pandemic;
  guest acceptance of our expanded facilities once completed and the resulting impact on our market position, growth and financial results; and
  competition in our target market areas.

Additional information concerning potential factors that could adversely affect all forward-looking statements, including the Company's financial results, is included in our Securities and Exchange Commission filings, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.monarchcasino.com.

About Monarch Casino & Resort, Inc.
Monarch Casino & Resort, Inc., through its subsidiaries, owns and operates the Atlantis Casino Resort Spa, a hotel/casino facility in Reno, Nevada, and the Monarch Casino Resort Spa Black Hawk in Black Hawk, Colorado, approximately 40 miles west of Denver. For additional information on Monarch, visit the Company's website at www.monarchcasino.com.

The Atlantis features approximately 61,000 square feet of casino space; 818 guest rooms and suites; eight food outlets; two gourmet coffee and pastry bars; a 30,000 square foot health spa and salon with an enclosed year-round pool; two retail outlets offering clothing and traditional gift shop merchandise; an 8,000 square-foot family entertainment center; and approximately 52,000 square feet of banquet, convention and meeting room space. The casino features approximately 1,400 slot and video poker machines; approximately 37 table games, including blackjack, craps, roulette, and others; a race and sports book; a 24-hour live keno lounge; and a poker room.

Monarch Casino Resort Spa Black Hawk, upon completion of its legacy building renovation in 2021, will feature approximately 60,000 square feet of casino space; approximately 1,200 slot machines; approximately 30 table games; a poker room and keno counter. The resort also includes 10 bars and lounges, as well as three new dining options including a twenty-four-hour full-service restaurant, buffet-style restaurant and the Monarch Chophouse (a fine-dining steakhouse). A sports lounge and bar, and specialty restaurant are expected to open later in 2021. The resort offers 516 guest rooms and suites, banquet and meeting room space, a retail store, a concierge lounge and an upscale spa and pool facility located on the top floor of the tower. The resort is connected to a nine-story parking structure with approximately 1,350 parking spaces, and additional valet parking, with total property capacity of approximately 1,500 spaces.

Contact:
Joseph Jaffoni, Richard Land, James Leahy
JCIR
212/835-8500 or mcri@jcir.com